UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 20, 2011

INSPIRE PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its charter)

Delaware	001-31577	04-3209022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8081 Arco Corporate Drive, Suite 400, Raleigh, North Carolina	27617
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 941-9777

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Inspire Pharmaceuticals, Inc. (“Inspire”) received a Paragraph IV certification notice letter, dated April 15, 2011 (the “Notice Letter”), regarding an Abbreviated New Drug Application (“ANDA”) submitted to the U.S. Food and Drug Administration (the “FDA”) by Sandoz Inc. (“Sandoz”) requesting approval to market and sell a generic version of AzaSite®, azithromycin ophthalmic solution, 1%.

In the Notice Letter, Sandoz claims U.S. Patent Nos. 6,159,458, 6,239,113, 6,569,443, and 7,056,893 (the “InSite Patents”) issued to InSite Vision Incorporated (“InSite”) and U.S. Patent No. 6,861,411 (the “Pfizer Patent” and, together with the InSite Patents, the “US Patents”) issued to Pfizer Inc. (“Pfizer”) to be invalid and/or will not be infringed by the manufacture, use, importation, sale or offer for sale of the product described in the ANDA.

Inspire was granted an exclusive license to the InSite Patents and an exclusive sublicense to the Pfizer Patent pursuant to that certain License Agreement by and between Inspire and InSite, dated as of February 15, 2007, as amended (the “InSite License Agreement”). Insite and Pfizer each have retained the primary responsibility for enforcing the applicable rights associated with their respective patents. Notwithstanding the foregoing, pursuant to the InSite License Agreement Inspire obtained step-in rights with respect to the initiation, prosecution and control of any patent infringement lawsuits relating to the US Patents under certain circumstances, including but not limited to InSite’s and/or Pfizer’s failure to initiate such a proceeding against an infringer (the “Step-In Rights”).

InSite, Pfizer and Inspire have 45 days from the date of their respective receipt of the Notice Letter to commence a patent infringement lawsuit against Sandoz that would result in an automatic stay, or bar, of the FDA’s approval of the ANDA for up to 30 months or until a final court decision in the infringement suit in favor of Sandoz, whichever occurs first.

If required, Inspire intends to vigorously enforce its intellectual property rights, pursuant to the Step-In Rights, relating to AzaSite.

Forward-Looking Statements

This report contains “forward-looking statements” that involve significant risks and uncertainties and are based on preliminary information and management assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Specifically, no assurances can be made with respect to: statements regarding the commencement of a patent infringement lawsuit; statement’s otherwise relating to the enforcement of InSite’s, Pfizer’s and/or Inspire’s intellectual property rights; statements relating to the timing of an approval, if any, by the FDA of the ANDA; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements. Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause Inspire’s results to differ in material respects, including those relating to the tender offer being made pursuant to the Agreement and Plan of Merger, dated as of April 5, 2011, by and among Inspire, Merck & Co., Inc. and Monarch Transaction Corp., a subsidiary of Merck & Co., Inc., and the various documents filed by such parties with the U.S. Securities and Exchange Commission in relation to the tender offer and merger, the actions of InSite and Pfizer in relation to the Notice Letter, the FDA’s review of the ANDA, product development, revenue, expense and earnings expectations, the introduction of a generic form of any of Inspire’s products, intellectual property rights, competitive products, results and timing of clinical trials, success of marketing efforts, the need for additional research and testing, delays in manufacturing, funding, and the timing and content of decisions made by regulatory authorities, including the FDA. Further information regarding factors that could affect Inspire’s results is included in Inspire’s filings with the U.S. Securities and Exchange Commission. Inspire undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, except as expressly required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inspire Pharmaceuticals, Inc.

By:	/s/ Joseph M. Spagnardi
Joseph M. Spagnardi,
Senior Vice President, General Counsel and Secretary

Dated: April 20, 2011